                                                                     EXHIBIT 1.1
                               [2,000,000] UNITS
                                 CARESIDE, INC.

                                    FORM OF
                             UNDERWRITING AGREEMENT
                             ----------------------


                                              June ___ , 1999

Paulson Investment Company, Inc.
Millennium Financial Group, Inc.
marion bass securities corporation
 As Representatives of the Several
 Underwriters
c/o Paulson Investment Company, Inc.
811 S.W. Front Avenue, Suite 200
Portland, Oregon 97204

Ladies and Gentlemen:

     Careside, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto, for
                                                       ----------
whom Paulson Investment Company, Inc. ("Paulson"), Millennium Financial Group, Inc. ("Millennium") and marion bass securities corporation are acting as representatives (collectively, the "Representatives"), an aggregate of [2,000,000] units (the "Firm Units"). Each Unit (hereinafter defined) will consist of one share of the Company's Common Stock, $.01 par value per share ("Common Stock"), and a warrant to purchase one additional share of Common Stock ("Warrant"). The terms and conditions governing the Warrants are set forth in the Warrant Agreement between the Company and American Stock Transfer & Trust Company, dated as of the date hereof (the "Warrant Agreement"). The respective amounts of the Firm Units to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to grant to the Underwriters an option to purchase an aggregate of up to [300,000] additional Units, identical to the Firm Units (the "Option Units"), as set forth below. The offer and sale of the Firm Units and the Option Units pursuant to this Agreement is referred to as the "Offering."

     In addition, the Company proposes to issue to the Representatives and/or their designees, warrants (the "Representatives' Warrants") pursuant to a certain Purchase Warrant Agreement, dated as of the date hereof, between the Company and Paulson (the "Representatives' Warrant Agreement"), for the purchase of an additional [200,000] Units in the aggregate (the "Representatives' Units"). The Firm Units; the Common Stock and Warrants included in the Firm Units; the Option Units; the Common Stock and Warrants included in the Option Units; the Representatives' Warrants; and the Common Stock and Warrants included in the
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Representatives' Warrants (collectively, hereinafter referred to as the
"Securities"), are more fully described in the Registration Statement and the Prospectus referred to below.

     SmithKline Beecham Clinical Laboratories, Inc. ("SBCL"), a Delaware corporation and subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation, started the Company's predecessor business (the "Predecessor Business"), to develop the technology that the Company currently uses. The Company acquired the Predecessor Business in November 1996. The Company was incorporated in the State of Delaware on July 10, 1996 under the name Exigent Diagnostics, Inc. On May 21, 1998, the Company changed its name to Careside, Inc.

     As the Representatives, you have advised the Company that (a) you are authorized to enter into this Agreement for yourself as Representatives and on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the "Units."

     In consideration of the mutual agreements contained herein and the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as of the Closing Date (hereinafter defined) and as of the Option Closing Date (hereinafter defined), if any, as follows:

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-69207), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity, in all material respects, with the requirements of the Act, and the rules and regulations of the Commission under the Act (the "Regulations"). The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriters, and will not file any other amendment thereto to which the Underwriters shall have reasonably objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited to those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the

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Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

          (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any of the foregoing and no proceedings for a stop order suspending the effectiveness of the Registration Statement or trading in any of the Company's securities have been instituted, are pending or, to the Company's knowledge, are threatened. Each of the Preliminary Prospectus, Registration Statement and Prospectus, at the time of filing thereof, conformed, in all material respects, with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, Registration Statement or Prospectus, at the time of filing thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                                       --------
however, that this representation and warranty does not apply to statements made
-------
or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of the Underwriters, expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment thereof or supplement thereto.

          (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date and each Option Closing Date, if any, and during such longer period as the Prospectus is required under the Act or the Regulations to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform, in all material respects, to the requirements of the Act and the Rules and Regulations. Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, at the time of the effectiveness of the Registration Statement or any amendment thereto and at the time of delivery of the Prospectus or any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. Notwithstanding the above, the representation and warranty contained in this subsection (c) of
Section 1 does not apply to statements made or statements omitted in reliance
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upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, Registration Statement or Prospectus, or any amendment thereof or supplement thereto.

          (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect upon the business, results of

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operations, financial condition or, insofar as can reasonably be foreseen, prospects of the Company (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits ("Governmental Authorizations") of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to obtain or maintain a Governmental Authorization would not have a Company Material Adverse Effect. The Company is and has been doing business in compliance with all such Governmental Authorizations and all federal, state and local laws, rules and regulations, and has not received any notice of proceedings relating to the revocation or modification of any such Governmental Authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted and as contemplated to be conducted as set forth in the Registration Statement are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

          (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus, under "Capitalization" and "Description of Capital Stock" and will, upon the closing of the purchase of the Firm Units in accordance with the terms of this Agreement, have the adjusted capitalization set forth therein on the Closing Date based upon the assumptions set forth therein. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Representatives' Warrant Agreement and as otherwise described in the Prospectus. The Securities and all other securities issued or issuable by the Company as described in the Prospectus conform or, when issued and paid for in accordance with the terms of this Agreement, the Warrant Agreement or the Representatives' Warrant Agreement, or as described in the Prospectus, as applicable, will conform, in all material respects, to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the holders thereof have no rights of rescission with respect thereto, and, subject to the requirements of applicable law, are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities (i) are not and will not be subject to any preemptive or other similar rights of any stockholder, (ii) have been duly authorized and (iii) when issued, paid for and delivered in accordance with the terms of this Agreement, the Warrant Agreement and the Representatives' Warrant Agreement, respectively, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus. The holders of the Securities will not be subject to any personal liability solely by reason of being such holders, subject to the requirements of applicable law. All corporate action required to be taken for the authorization, issue and sale of the Securities has been duly and validly taken; and the certificates representing the Securities will be in due and proper form according to the corporate law of the jurisdiction of the Company's incorporation. Upon the issuance and delivery, pursuant to the terms hereof, of the Firm Units and Option Units to be sold by the Company hereunder, the Underwriters or the Representatives, as the case may be, will acquire good and marketable title to such Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever (a "Lien"), other than Liens imposed as a result of actions or omissions by the Underwriters, the Representatives or those persons or entities purchasing any such Securities from the Underwriters or the Representatives.

          (f) The consolidated financial statements, including the related notes and schedules thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus, fairly present, in all material respects, the financial position, income, changes in cash flow, changes in stockholders' equity, and results of operations of the Company at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. There has been no Company Material Adverse Effect or development involving a prospective Company Material Adverse Effect, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus. The outstanding debt, the property, both tangible and intangible, and the business of the Company conform, in all material respects, to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Summary Financial Data," "Selected Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, in all material respects, on the basis stated in the Prospectus, the information set forth therein, and have been derived from, or compiled on, a basis consistent with that of the audited financial statements included in the Prospectus.

          (g) The Company (i) has paid all federal, state, local, and foreign taxes for which it is liable and for which payment is due, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and, to its knowledge, based on consultation with its tax advisors, has furnished all information and returns it is required to furnish pursuant to the Code and applicable state, local and foreign tax laws, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it. All tax liabilities have been adequately provided for in the financial statements of the Company.

          (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Securities, (ii) the purchase by the Underwriters of the Securities to be sold by the Company hereunder and under the Warrant Agreement and the Representatives' Warrant Agreement, (iii) the issuance to the Representatives of the Representatives' Warrants by the Company, or (iv) resales of the Securities in connection with the distribution by the Underwriters contemplated hereby.

          (i) The Company maintains insurance policies, including, but not limited to, general liability, product liability and property insurance, and surety bonds which insure the Company and its employees against such losses and risks generally insured against by comparable businesses. The Company (i) has given notice or presented insurance claims with respect to all matters covered by such insurance policies or surety bonds, including, but not limited to, claims involving the Company's business, property or employees, in a due and timely manner, (ii) has no disputes or claims against any underwriter of such insurance policies or surety bonds, (iii) has paid all premiums due and payable with respect to such insurance policies and surety bonds and (iv) has complied, in all material respects, with all conditions contained in such insurance policies and surety bonds so as to avail itself of coverage in the event of any claim.

          (j) There is no action, suit, proceeding, inquiry, arbitration, litigation, governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters) or, to the knowledge of the Company, investigation, domestic or foreign, pending or, to the knowledge of the Company, threatened against the Company or expressly involving the properties or business of the Company which (i) questions the validity of the capital stock of the Company, this Agreement, the Warrant Agreement, the Representatives' Warrant Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement, the Warrant Agreement or the Representatives' Warrant Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed or (iii) except for matters disclosed in the Prospectus, could reasonably be expected to have a Company Material Adverse Effect.

          (k) The Company has full legal right, corporate power and authority to authorize, issue, deliver and sell the Securities, enter into this Agreement, the Warrant Agreement and the Representatives' Warrant Agreement and to consummate the transactions provided for in such agreements; and this Agreement, the Warrant Agreement and the Representatives' Warrant Agreement have each been duly and properly authorized, executed and delivered by the Company. Each of this Agreement, the Warrant Agreement and the Representatives' Warrant Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provisions may be limited under applicable laws or the public policies underlying such laws and (iii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought. None of the Company's issuance and sale of the Securities, execution or delivery of this Agreement, the Warrant Agreement or the Representatives' Warrant Agreement, performance hereunder and thereunder, or consummation of the transactions contemplated herein and therein, (A) conflicts with or will conflict with, (B) results in or will result in any breach or violation of any of the terms or provisions of, (C) constitutes or will constitute a default under, or (D) result in the creation or imposition of any Lien upon any property or assets (tangible or intangible) of the Company pursuant to the terms of, any of the following: (i) the Certificate of Incorporation or By-laws of the Company, (ii) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan, credit agreement or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets (tangible or intangible) is expressly subject, or (iii) any statute, rule or regulation, applicable to the Company, or any judgment, decree or order which by its terms is expressly applicable to the Company, of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

          (l) Except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Units pursuant to the Prospectus and the Registration Statement, the issuance of the Representatives' Warrants, the performance of this Agreement, the Warrant Agreement and the Representatives' Warrant Agreement and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have with respect to the issuance and/or sale of any of the Securities, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Units, and the Representatives' Warrants to be sold by the Company hereunder and under the Representatives' Warrant Agreement.

          (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present, in all material respects, the information required to be shown with respect thereto on Form S-1. There are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are, in all material respects, complete and correct copies of the documents of which they purport to be copies.

          (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, (iii) considered entering into a material transaction that is probable of occurring, or (iv) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class; and there has not been any change in the Company's capital stock, material increase in its debt (long or short term) or liabilities or material adverse change in or affecting its general affairs, management, financial operations, stockholders' equity or results of operations. The Company has no material contingent obligations that are not disclosed in the Company's financial statements included in the Registration Statement.

          (o) No default by the Company exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders' agreement, partnership agreement, note, loan, credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company are subject or affected, except where such default would not have a Company Material Adverse Effect.

          (p) The Company is in compliance, in all material respects, with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, and wages and hours. To the knowledge of the Company, there are no pending investigations involving the Company by the United States Department of Labor, or any other governmental agency responsible for the enforcement of any of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, organized slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company. No question exists with respect to the employees of the Company being represented by a labor union, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

          (q) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" (collectively, "ERISA Plan") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income
--------
Security Act of 1974, as amended ("ERISA"). To the Company's knowledge, the Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. To the Company's
                                    -------
knowledge, no ERISA Plan (or any trust created thereunder), has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section
                                               -------                 -------
4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. To the Company's knowledge, each ERISA Plan is in compliance, in all material respects, with all reporting, disclosure and other requirements of the Code and ERISA as they relate to any such

ERISA Plan. The Company has never completely or partially withdrawn from a "multiemployer plan."

          (r) Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Units, Common Stock and/or Warrants on the American Stock Exchange in accordance with the Rules and Regulations.

          (s) Except as otherwise disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, service names, trade names and copyrights, and none of the licenses and rights to the foregoing presently owned or held by the Company is in dispute or is in any conflict with the right of any other person or entity. Except as set forth in the Prospectus, the Company (i) owns or has the right to use, free and clear of all Liens, all patents, patent applications, trademarks, service marks, service names, trade names, copyrights, technology, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, patent application, trademark, service mark, service name, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

          (t) There is no action, suit, proceeding, inquiry, arbitration, litigation, governmental or other proceeding or, to the knowledge of the Company, investigation, domestic or foreign, pending or, to the knowledge of the Company, threatened (or circumstances that may give rise to the same) against the Company which challenges the exclusive rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, licenses or rights to the foregoing used in the conduct of its business, or which challenge the right of the Company to use any technology presently used or contemplated to be used in the conduct of its business.

          (u) Subject to the various license and other agreements described in the Prospectus, the Company owns and has the right to use all material trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, designs, processes, works of authorship, computer programs and technical data and information (collectively herein, "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of, and without violating, any right, Lien, or claim of others, including, without limitation, former employers of its employees; provided, however, that
                                                       --------  -------
the possibility exists that other persons or entities, completely independently of the Company, or their employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others.

          (v) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all material items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all Liens, other than those referred to in the Prospectus, lessor's interests, Liens for taxes not yet due and payable, and other Liens which would not have a Company Material Adverse Effect.

          (w) Arthur Andersen LLP ("Andersen"), whose report is filed with the Commission as a part of the Registration Statement, is an independent public accountant as required by the Act and the Rules and Regulations.

          (x) The Company has caused each officer and director of the Company, and each other person listed in Schedule II hereto who individually owns,
                                -----------
beneficially or of record, five percent (5%) or more of the aggregate shares of Common Stock issued and outstanding (or issuable upon exercise of outstanding options or warrants), to execute and deliver to Paulson, on or prior to the date of this Agreement, a letter or letters, in substantially the form of Exhibit A
                                                                     ---------
attached hereto ("Lock-up Agreements"). The Company is not aware of any facts which would give the Company reason to believe that any Lock-up Agreement has not been duly executed and is not a legally binding and enforceable agreement (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable). Based upon the Lock-up Agreements, the various registration rights agreements described in the Prospectus, executed Consent Agreements and Waivers by the holders of such registration rights and an executed Majority Written Consent of Stockholders, holders of an aggregate of at least ninety-five percent (95%) of the outstanding shares of Common Stock immediately prior to the Offering (treating all outstanding options and warrants to purchase shares of Common Stock issuable thereunder as outstanding for purposes of such calculation) agreed not to (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units, Common Stock or Warrants, or any other securities convertible into or exercisable or exchangeable for Units, Common Stock or Warrants owned by such person, or (B) request the registration for the offer or sale of any of the foregoing, for a period of one year after the date of the Prospectus, except with the prior written consent of Paulson and Millennium, which consent shall not be unreasonably withheld.

          (y) Except as described in the Prospectus under "Underwriting," there are no claims, payments, issuances, arrangements or understandings, whether oral or written, to which the Company is a party, for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the knowledge of the Company, any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

          (z) The Units, Common Stock and Warrants, including the Common Stock and Warrants included in the Representatives' Warrants, have been approved for quotation on the American Stock Exchange.

          (aa) Neither the Company nor any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) would subject the Company, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company, or (iii) if not continued in the future, could reasonably be expected to result in a Company Material Adverse Effect.
The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (bb) Except as set forth in the Prospectus, to the best of the Company's knowledge, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected which is material to the Company or is otherwise required by the Regulations to be disclosed in the Prospectus. Except as set forth in the Prospectus, there have been, and are, no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, on the one hand, and any officer, director, or Principal Stockholder (as such term is defined in the Prospectus) of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, to which the Company is a party or by which it may be bound or affected which are material to the Company or are otherwise required by the Regulations to be disclosed in the Prospectus.

          (cc) Any certificate signed by any officer of the Company, and delivered to the Underwriters or to Underwriters' counsel, shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (dd) The minute book of the Company has been made available to the Underwriters and, in all material respects, (i) contains a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, since the time of its incorporation, and (ii) reflects all transactions referred to in such minutes accurately.

          (ee) No holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act, other than those holders who have effectively waived such rights. Except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Securities.

          (ff) The Company has, as of the date that the Commission has entered an order declaring the Registration Statement effective under the Act (the "Effective Date"), (i) entered into an employment agreement with each of W. Vickery Stoughton, Thomas H. Grove and James R. Koch, substantially in the forms filed as Exhibit 10.8, 10.9 and 10.10, respectively, to the Registration Statement and (ii) purchased individual term key-man life insurance policies on the lives of Mr. Stoughton and Dr. Grove in the amounts of $3,000,000 and $2,000,000 respectively, which policies name the Company as the sole beneficiary.

          (gg) On or before the Effective Date, the Company amended its Certificate of Incorporation to effect a plan of recapitalization by consummating a 1-for-5.2 reverse stock split with respect to the Common Stock (the "Recapitalization"), without any change in the powers, preferences, rights, qualifications, limitations or restrictions thereof, such that every 5.2 shares of Common Stock outstanding or held by the Company in its treasury on the date of the filing of the Certificate of Amendment to the Company's Certificate of Incorporation was changed and reclassified into one (1) share of Common Stock, which share was fully paid and nonassessable. The Recapitalization has been duly and validly authorized by the Company and its respective shareholders and all certificates, agreements, contracts, minutes or other documents necessary to effect the Recapitalization (collectively, the "Recapitalization Documents"), have been duly and validly authorized, executed and delivered and, if necessary, filed with the appropriate regulatory body, government agency or other body, domestic or foreign, by the appropriate parties, and constitute the legal, valid and binding agreements of such parties, enforceable against each of them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law), and none of the execution or delivery of any of the Recapitalization Documents by the parties thereto, the performance by the Company hereunder or thereunder, or the consummation of the transactions contemplated herein or therein, (i) conflicts with or will conflict with, (ii) results in or will result in any breach or violation of any of the terms or provisions of, (iii) constitutes or will constitute a default under, (iv) or result in the creation or imposition of any Lien upon any property or assets (tangible or intangible) of the Company pursuant to the terms of, (A) the Certificate of Incorporation or By-laws of the Company, (B) any material license, contract, collective bargaining agreement, indenture, mortgage, deed of trust, lease, voting trust agreement, stockholders' agreement, note, indebtedness, loan, credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject or
(C) any statute, judgment, decree, order, rule or regulation, applicable to the Company, of any arbitrator, court, regulatory body, administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties. The Recapitalization Documents properly effect the Recapitalization as described in the Prospectus; and the descriptions in the Registration Statement of the Recapitalization are accurate and fairly present, in each case in all material respects, the information required to be shown with respect thereto by Form S-1.

          (hh) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

          (ii) At least five (5) days prior to the Effective Date, the Company filed a Form 8-A with the Commission providing for the registration of the Units and the Common Stock and Warrants included in the Units under the Exchange Act.

          (jj) The Company owns all of the assets (the "Purchased Assets"), related to the Predecessor Business which it acquired from SmithKline Beecham Corporation and its affiliates (within the meaning of the Regulations; collectively, "SmithKline") free and clear of all Liens, other than Liens disclosed in the Prospectus. For purposes of the preceding sentence, Purchased Assets shall not mean assets that have been disposed of or used in the ordinary course of the Company's business, or assets that are obsolete or otherwise not used in the ordinary course of the Company's business.

          (kk) The only liabilities acquired (i.e., assumed) from SmithKline related to the Predecessor Business, other than those stated on the Company's balance sheets for the years ended December 31, 1997 and 1998, are set forth in that certain Asset Purchase Agreement, dated as of November 7, 1996, between the Company and SmithKline.

          (ll) To the best of its knowledge, the Company is in all material respects in compliance with all applicable Environmental Laws. The Company does not have any knowledge of any past or present events, conditions, activities, investigations, studies, plans or proposals that (i) would interfere with, or prevent compliance with, any Environmental Law by the Company and (ii) could reasonably be expected to give rise to any liability on the part of, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation involving, the Company for a violation of Environmental Laws. Except for the use and management of Hazardous Substances in the ordinary course of the Company's business consistently in all material respects with applicable Environmental Laws, (A) no Hazardous Substance is or has been used, treated, stored, generated, manufactured or otherwise handled on or at any Facility and (B) to the Company's best knowledge, no Hazardous Substance has otherwise come to be located in, on or under any Facility. No litigation, claim, proceeding or governmental investigation is pending regarding any environmental matter for which the Company has been served or otherwise notified or, to the knowledge of the Company, threatened or asserted against the Company, or the officers or directors of the Company, in their capacities as such, any Facility or the Company's business. To the knowledge of the Company, there are no orders, judgments or decrees of any court or any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company, any Facility or any of the Company's operations. The Company has not received from a governmental authority or other person (1) any notice that it is a potentially responsible person for any Contaminated site or (2) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding initiated by the Company against any other person regarding any environmental matter. The Company has disclosed in the Prospectus or made available to the Underwriters and their counsel true, complete and correct copies of any reports, studies, investigations, audits, analysis, tests and monitoring results in the possession of or initiated by the Company pertaining to any environmental matter relating to the Company, its past or present operations or any Facility.

          For the purposes of the foregoing paragraph, "Environmental Laws" means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health (excluding, for this purpose, federal and state statutes, regulations and other statements of law regulating drug discovery, development, delivery and related matters) and the environment, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act and any similar or comparable state or local law; "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law; "Contaminated" means the actual existence of Hazardous Substances on or under any real property if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; and "Facility" means any property currently owned, leased or occupied by the Company.

          (mm) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.  Purchase, Sale and Delivery of the Units.
         ----------------------------------------

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[________] per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.
                                          -------

          (b) Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House (next day) funds or, at the option of the Representatives, by certified or bank cashier's checks drawn to the order of the Company or bank wire to an account specified by the Company against either uncertificated delivery of the securities comprising the Firm Units or certificates therefor (which delivery, if certificated, shall take place in such location in New York, New York as may be specified by the Representatives) to the Representatives for the accounts of the several Underwriters. Such payment is to be made at the offices of the Company, at the address set forth on the first page of the Registration Statement, at 7:00 a.m., Pacific time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representatives and the Company shall agree, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated securities comprising the Firm Units are delivered on the Closing Date, the certificates for the securities comprising the Firm Units will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Representatives to purchase the Option Units at the price per Unit set forth in paragraph (a) of this Section 2. The
                                                               -------
option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, by the Representatives to the Company setting forth the number of Option Units as to which the Representatives are exercising the option, the names and denominations in which the securities comprising the Option Units are to be registered and the time and date at which certificates representing securities comprising such Option Units are to be delivered. The time and date at which certificates for securities comprising the Option Units are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. The Representatives may cancel such option at any time prior to exercise and prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in New York Clearing House (next day) funds or, at the option of the Representatives, by certified or bank cashier's check drawn to the order of the Company for the Option Units to be sold by the Company or bank wire to an account specified by the Company against delivery of certificates therefor at the offices of the Company set forth on the first page of the Registration Statement.

          (d) In addition to the sums payable to the Representatives as provided elsewhere herein, the Representatives shall be entitled to receive the Representatives' Warrants on the Closing Date, for themselves alone and not as representatives of the Underwriters, as additional compensation for their services.

     3.  Offering by the Underwriters.
         ----------------------------

          It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representatives deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 2 hereof, the Representatives will offer them to the public on the
   -------
foregoing terms.

          It is further understood that the Representatives will act as the representatives for the Underwriters in the offering and sale of the Units in accordance with an Agreement Among Underwriters entered into by the Representatives and the other several Underwriters.

     4.  Covenants of the Company.
         ------------------------

     The Company covenants and agrees with the several Underwriters that:

          (a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Regulations a Prospectus in a form approved by the Representatives containing information previously omitted on the Effective Date in reliance on Rule 430A of the Regulations, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy, or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

          (b) The Company will advise the Representatives promptly after obtaining knowledge (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for an amendment of the Registration Statement or for a supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with the Representatives in endeavoring to qualify the Units for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Units.

          (d) The Company will deliver to the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and all amendments thereto, as the Representatives may reasonably request.

          (e) The Company will comply with the Act, the Exchange Act and the Rules and Regulations, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited), covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of

Section 11(a) of the Act and Rule 158 of the Rules and Regulations.
-------

          (g) During the period ending on the earlier of (i) five years from the Closing Date and (ii) the date when the Company no longer has a class of equity securities registered under the Exchange Act, the Company will deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (h) Except as set forth in the Prospectus, no offering, sale, short sale, issuance, transfer, assignment, pledge, hypothecation, distribution or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made by the Company for a period of one year after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives, which consent will not be unreasonably withheld, other than pursuant to outstanding convertible securities, stock options and warrants or pursuant to employee benefit plans in effect as of the date hereof, in each case as disclosed in the Prospectus.

          (i) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Regulations.

          (j) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act.

          (k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock and a warrant agent for the Warrants.

          (l) The Company shall use its best efforts to keep the Registration Statement current at all times for so long as any Warrant or Representatives' Warrant shall remain outstanding and exercisable.

     5.  Costs and Expenses.
         ------------------

          (a) Paulson shall be entitled to receive from the Company, for itself alone and not as a representative of the Underwriters, a nonaccountable expense allowance equal to 1.5% of the aggregate public offering price of Units sold to the Underwriters in connection with the Offering, including Option Units. Paulson shall be entitled to withhold this allowance on the Closing Date and on the Option Closing Date, if any, from the Underwriters' payment for Units delivered on such dates.

          (b) In addition to the payment described in paragraph (a) of this
Section 5, the Company will pay all costs, expenses and fees incident to the
-------
performance of the obligations of
the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the American Stock Exchange Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Units, and the fees and disbursements of counsel for the Underwriters with respect to such NASD review; the listing fee of the American Stock Exchange; the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Units under state securities or Blue Sky laws; and an additional $99,350 of the fees and disbursements of counsel to the Underwriters related to the earlier initial public offering effort of the Company. Any transfer taxes imposed on the sale of the Units to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those described above) except that, if this Agreement shall not be consummated by reason of an election of the Company or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied, then the Company shall reimburse the several Underwriters for their reasonable accountable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; however, the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units. Notwithstanding the immediately preceding sentence, if this Agreement shall not be consummated by reason of an election of the Representatives pursuant to Section 11, then the Company shall
                                            -------
reimburse the Representatives for their reasonable accountable out-of-pocket expenses up to an aggregate of $50,000.

     6.  Conditions of Obligations of the Underwriters.
         ---------------------------------------------

          The obligations of the several Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives' reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Pepper Hamilton LLP, outside counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that the opinions given therein may be relied upon by counsel to the Underwriters), substantially in the form attached hereto as Exhibit B and incorporated herein
                                             ---------
by this reference.

          (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the favorable opinion of Covington & Burling, special regulatory counsel to the Company, with respect to certain regulatory matters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially in the form attached hereto as Exhibit C and incorporated herein by this reference.
          ---------

          (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the favorable opinion of Oppenheimer Wolff & Donnelly LLP, special patent counsel to the Company, with respect to certain patent matters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially in the form attached hereto as Exhibit D and incorporated herein by this reference.
                   ---------

          (e) The Representatives shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. ("Mintz Levin"), counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the organization of the Company; the validity of the Units, the Common Stock and the Warrants underlying the Units, the Representatives' Warrants, and the Common Stock and the Warrants underlying the Representatives Warrants; and the fact that this Agreement, the Representatives' Warrant Agreement and the Representatives' Warrants have been duly authorized. In rendering such opinion, Mintz Levin may rely as to matters involving the application of laws other than the laws of the United States and the Commonwealth of Massachusetts, to the extent Mintz Levin deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel, including Pepper Hamilton LLP, familiar with applicable laws. In addition to the matters set forth above, such letter shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused it to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Mintz Levin may state that its belief is based upon the procedures' set forth therein, but is without independent verification.

          (f) The Representatives shall have received at or prior to the Closing Date from Mintz Levin a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Units under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (g) The Representatives, on behalf of the several Underwriters, shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Andersen confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations and stating that in its opinion the financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and containing such other statements and information as are ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (h) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

               (i) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to their knowledge, contemplated by the Commission;

               (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date
                  -------
     or the Option Closing Date, as the case may be;

               (iii) all filings required to have been made pursuant to Rule 424 or 430A of the Regulations have been made;

               (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the Effective Date, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

               (v) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any Company Material Adverse Effect or any development involving a prospective Company Material Adverse Effect, whether or not arising in the ordinary course of business.

          (i) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (j) The Units, Common Stock and Warrants, including the Common Stock and Warrants included in the Representatives' Warrants, shall have been approved for designation upon notice of issuance on the American Stock Exchange.

          (k) The Lock-up Agreements described in Section 1(x) shall be in full
                                                  -------
force and effect.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Mintz Levin, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall
                                                               -------
not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8
                                                           --------
hereof).

     7.  Conditions of the Obligations of the Company.
         --------------------------------------------

          The obligations of the Company to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.  Indemnification.
         ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry, related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such
            -----------------
case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, however, that the
                                                -----------------
indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any related person thereof) on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter to any person if a copy of the Prospectus, as amended or supplemented, shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, as amended or supplemented, provided that the Company has delivered sufficient quantities of the Prospectus, as amended or supplemented, to the several Underwriters on a timely basis to permit such delivery or sending.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry, related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be
                          -----------------
liable in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the

Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall
                        -------
promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section
                                                                      -------
8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was
                 -------
unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any
                                               -------
such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay, as incurred, the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of
                                -------
parties indemnified pursuant to Section 8(b).  The indemnifying party shall not
                                -------
be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent set forth in this Section 8. In addition, the indemnifying party
                                -------
will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) If the indemnification provided for in this Section 8 is
                                                          -------
unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or
-------
liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro
                                            -------
rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount
                                                   -------
paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other
                 -------
expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to
                   -------
contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
                                                       -------
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section
                                                                     -------
8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby
                                                              -------
(i) consents to the jurisdiction of any court having jurisdiction over any other contributing party, (ii) agrees that process issuing from such court may be served upon him or it by any other contributing party, (iii) consents to the service of such process, and (iv) agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as
-------
such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the
                                                        -------
representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
                                                            -------

     9.  Default by Underwriters.
         -----------------------

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives, as representatives of the Underwriters, shall use reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase, in such amounts as may be agreed upon and upon the terms set forth herein. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur equals or exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Company or the Representatives will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or the Company, except to the extent provided in Section 8 hereof. In the event
                                                 -------
of a default by any Underwriter or Underwriters, as set forth in this Section 9,
                                                                      -------
the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representatives may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve
                                                    -------
any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  Notices.
          -------

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Paulson Investment Company, Inc., 811 S.W. Front Avenue, Suite 200, Portland, Oregon 97204,
Attention: Chester L.F. Paulson; with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111,
Attention: Jonathan L. Kravetz, Esquire; if to the Company, to Careside, Inc., 6100 Bristol Parkway, Culver City, California 90230, Attention: W. Vickery Stoughton; with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Pennsylvania, 19103, Attention: Barry M. Abelson, Esquire.

     11.  Termination.
          -----------

          This Agreement may be terminated by the Representatives upon notice to the Company as follows:

          (a) at any time prior to the earlier of (i) the time the Units are released by the Representatives for sale by notice to the Underwriters, or (ii) 11:30 a.m., Pacific time, on the first business day following the date of this Agreement;

          (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Company Material Adverse Effect or any development involving a prospective Company Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change in the financial markets of the United States would, in the Representatives' reasonable judgment, make it impracticable to market the Units or to enforce contracts for the sale of the Units, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the Effective Date,
(iv) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representatives' opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by United States or New York State authorities, (vii) the suspension of trading of the Units, Common Stock or Warrants by the American Stock Exchange or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representatives' reasonable opinion has a material adverse effect on the securities markets in the United States; or

               (c) as provided in Sections 6 and 9 of this Agreement.
                                  --------

     12.  Successors.
          ----------

          This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to herein and their respective executors, administrators, heirs and assigns, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13.  Information Provided by Underwriters.
          ------------------------------------

          The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of legends required by Item 502 of Regulation S-K of the Regulations and the information under the caption "Underwriting" in the Prospectus.

     14.  Miscellaneous.
          -------------

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All disputes relating to this Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

          [THE BALANCE OF THIS PAGE LEFT BLANK INTENTIONALLY]

     If the foregoing Agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,
                                    CARESIDE, INC.



                                    By:______________________________
                                      W. Vickery Stoughton
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

PAULSON INVESTMENT COMPANY, INC.
MILLENNIUM FINANCIAL GROUP, INC.
MARION BASS SECURITIES CORPORATION


As Representatives of the several
Underwriters listed on Schedule I



By:______________________________
  Chester L.F. Paulson
  Chairman of the Board of Directors,
  Paulson Investment Company, Inc.

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS





                                                   Number of Firm Units
          Underwriter                                 to be Purchased
          -----------                            -------------------------

Paulson Investment Company, Inc.
Millennium Financial Group, Inc.
marion bass securities corporation
American Fronteer Financial Corporation
Capital West Securities, Inc.
Smith, Moore & Co.
Kashner Davidson Securities Corp.
Redwine & Company, Inc.
First Colonial Securities Group, Inc.


          Total                               [2,000,000]
                                    ==============================

                                  SCHEDULE II

            Schedule of Persons, Other than Officers and Directors,
                       Who Have Signed Lock-up Agreements


1.        Kevin Kimberlin
2.        SmithKline Beecham Corporation
3.        Peter Friedli